Exhibit 10.43

WAIVER

THIS WAIVER (“Waiver”) is made and entered into as of this 14th day of June, 2007, by and among Averion International Corp., a Delaware corporation (formerly IT&E International Group and referred to herein as the “Company”), and Gene Resnick (the “Holder”). Capitalized terms used herein and undefined shall have the meanings set forth in that certain Registration Rights Agreement (defined in the Recitals below).

RECITALS:

WHEREAS, reference is made to that certain Registration Rights Agreement dated as of November 9, 2005 (the “Registration Rights Agreement”), by and among the Company and the Holder;

WHEREAS, Section 2.3 of the Registration Rights Agreement affords the undersigned Holder the opportunity to have Registrable Securities of the Holder included in a registration statement filed by the Company (the “Piggyback Rights”);

WHEREAS, the Company has informed the Holder that it intends to file a registration statement on or before June 15, 2007 (the “Registration Statement”);

WHEREAS, Sections 2.11 and 3.5 of the Registration Rights Agreement permit any provision of the Registration Rights Agreement to be waived upon the written consent of the Holder or Holders representing at least a majority of the Registrable Securities;

WHEREAS, the undersigned Holder desires to waive such Holder’s Piggyback Rights with respect to the Registration Statement;

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual agreements herein contained and for other good and valuable consideration, the parties hereto agree as follows:

1. WAIVER.

(a) The Holder agrees to waive its Piggyback Rights contained in Section 2.3 of the Registration Rights Agreement with respect to the Registration Statement (as defined above);

(b) Except as expressly set forth herein, this Waiver shall not be deemed to be a waiver, amendment or modification of any provisions of the Registration Rights Agreement or of any right, power or remedy of the Holder, or constitute a waiver of any provision of the Registration Rights Agreement (except to the extent herein set forth), or any other document, instrument and/or agreement executed or delivered in connection therewith, in each case whether arising before or after the date hereof or as a result of performance hereunder or thereunder. Except as set forth herein, the Holder reserves all rights, remedies, powers, or privileges.

2. CONFLICTS.  Except as expressly set forth in this Waiver, the terms and provisions of the Registration Rights Agreement shall continue unmodified and in full force and effect. In the event of any conflict between this Waiver and the Registration Rights Agreement, this Waiver shall control.

3. GOVERNING LAW.  This Waiver shall be governed and construed under the laws of the State of Delaware, and shall be binding on and shall inure to the benefit of the parties and their respective successors and permitted assigns.

4. COUNTERPARTS. This Waiver may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Waiver as of the date first set forth above.

COMPANY:

Averion International Corp.

By:	/s/ Christopher Codeanne
Name:	Christopher Codeanne
Title:	Chief Financial Officer

HOLDER:

Gene Resnick, M.D.

By:	/s/ Gene Resnick
Name:	Gene Resnick, M.D.